Exhibit 99.1

The estimated expenses incurred by Duke Realty Limited Partnership (the “Operating Partnership”) in connection with its issuance and sale of $250 million aggregate principal amount of 3.625% Senior Notes Due 2023 (the “Notes”) are set forth in the following table:

Amount to be Paid
SEC registration fee*	$34,000
Rating agency fees	$275,000
Printing and engraving costs	$3,000
Legal fees and other expenses	$80,000
Accounting fees and expenses	$30,000
Trustee fees and expenses	$5,000

Total	$427,000

*	On April 30, 2012, Duke Realty Corporation, the sole general partner of the Operating Partnership (the “General Partner”), and the Operating Partnership filed with the Securities and Exchange Commission an Automatic Shelf Registration Statement (the “Registration Statement”) on Form S-3 for the registration of an indeterminate amount of various securities, including, without limitation, debt securities of the Operating Partnership. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company and the Operating Partnership deferred payment of all registration fees at the time of the filing of the Registration Statement. Accordingly, the Operating Partnership paid a registration fee of $33,820.04 in connection with the issuance and sale of the Notes.